UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2013

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

9300 Shelbyville Road, Suite 1020
Louisville, Kentucky 40222
(Address of principal executive offices)

502-657-3501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2013, Beacon Enterprise Solutions Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Beacon Acquisition Sub, LLC, a Delaware limited liability company (“Acquisition Sub”) which is wholly owned by the Company, and Optos Capital Partners, LLC, a Delaware limited liability company (“Optos”) which is wholly owned by Focus Venture Partners, Inc., a Nevada corporation (“Focus”). Upon the closing of the transactions contemplated under the Agreement (the “Transactions”), Acquisition Sub will merge with and into Optos, and Optos as the surviving entity will become a wholly owned subsidiary of the Company. Pursuant to the terms and conditions of the Agreement, at closing all outstanding membership interests of Optos will be converted into an aggregate number of shares of the Company’s preferred stock (the “Issuable Preferred Stock”) which shall be convertible into 95% of the sum of (i) all of the issued and outstanding shares of the Company’s common stock and (ii) the number of shares of the Company’s common stock that are issuable upon the conversion of all outstanding shares of the Company’s preferred stock.

The closing of the Transactions is subject to the satisfaction of certain customary closing conditions set forth in the Agreement. As a result, there can be no assurance that the Transactions will be consummated. In addition to the customary closing conditions set forth in the Agreement, the obligations of Optos to consummate the Transactions are conditioned upon the fulfillment of certain additional closing conditions, including, but not limited to, the following:

•	The Company shall have entered into an acceptable forbearance agreement with each of the holders of its outstanding senior secured notes;

•	The Company shall have reached agreement to settle and pay the claims of its creditors and the expenses related to the Agreement;

•	Atalaya Administrative, LLC, as agent for Atalaya Special Opportunities Fund IV, shall have approved the Agreement and the Transactions; and

•	The Company shall have obtained all requisite approvals to issue the Issuable Preferred Stock.

In addition to the customary closing conditions set forth in the Agreement, the obligations of the Company and Acquisition Sub to consummate the Transactions are conditioned upon the fulfillment of certain additional closing conditions, including, but not limited to, the following:

•	The Company shall have entered into an acceptable forbearance agreement with each of the holders of its outstanding senior secured notes;

•	The Company shall have reached agreement to settle and pay the claims of its creditors and the expenses related to the Agreement;

•	Optos shall have transferred 100% of the issued and outstanding membership interests of MDT Labor, LLC to Focus; and

•	MDT Labor, LLC shall have paid all current liabilities assumed by MDT Labor pursuant to the asset purchase agreement dated September 5, 2012 between the Company and MDT Labor.

The consummation of the Transactions is expected to occur on or prior to May 31, 2013.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger among Beacon Enterprise Solutions Group, Inc., Beacon Acquisition Sub, LLC and Optos Capital Partners, LLC executed and delivered on May 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
Date: May 14, 2013	By:	/s/ Bruce Widener
Bruce Widener,
Chief Executive Officer